Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	At Dresner Corporate Services
Robert L. Johnson, Chairman & CEO Curt Kollar, CFO	Steve Carr 312-780-7211
706-645-1391	scarr@dresnerco.com
bjohnson@charterbank.net or ckollar@charterbank.net

CHARTER FINANCIAL ANNOUNCES STOCK REPURCHASE PROGRAM

WEST POINT, Georgia, August 13, 2012—Charter Financial Corporation (NASDAQ: CHFN) announced today that the Board of Directors approved the repurchase of up to 320,000 shares, or approximately 5%, of Charter Financial’s current outstanding common stock.  With uncertainty about the ability of First Charter, MHC to waive the receipt of dividends due to changes in regulation or policy by the Federal Reserve Board, Charter Financial has determined that it is preferable to repurchase stock instead of paying dividends at the present time.  Any repurchases will be made through open market purchases, block trades, unsolicited negotiated transactions, pursuant to a 10b5-1 repurchase plan or any manner that complies with Rule 10b-18 of the Securities Exchange Act of 1934.  Repurchased shares will be held in treasury and will be available for general corporate purposes.

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